                                                                 Exhibit (j)(1)

                              CONSENT OF COUNSEL

   We hereby consent to the use of our name and to the references to our Firm under the caption "Additional Trust Information - Counsel and Independent Registered Public Accounting Firm" in the Statements of Additional Information included in Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), of Northern Institutional Funds (File Nos. 2-80543 and 811-03605). This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
                                                  Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania
March 30, 2006